                                                                      EXHIBIT 11

                                BIRD CORPORATION

                  COMPUTATION OF EARNINGS PER COMMON SHARE (1)
               (In thousands, except share and per share amounts)


                                                                 THREE MONTHS ENDED
                                                                      MARCH 31,
                                                            1996                 1995
                                                          ------------       -----------
Primary earnings per share
- --------------------------
     Earnings (loss) from continuing operations           ($    1,560)       $     9,036
     Deduct dividend requirements:
         Preferred stock                                           (7)                (7)
         Convertible preference stock                            (377)              (377)
                                                           ----------        -----------
     Net earnings (loss) from continuing operations       ($    1,944)       $     8,652

     Net loss from discontinued operations                          0               (236)
                                                           ----------        -----------
     Net earnings (loss) applicable to
         common stock                                     ($    1,944)       $     8,416
                                                           ----------        -----------

     Weighted average number of common
         shares outstanding (1)                             4,122,742          4,101,951
     Assuming exercise of options reduced by
         the number of shares which could have
         been purchased with the proceeds from
         exercise of such options  (2)                              0              6,592
                                                           ----------        -----------

     Weighted average number of common
         shares outstanding as adjusted                     4,122,742          4,108,543
                                                           ----------        -----------

     Primary earnings (loss) per common share:
        Continuing operations                             ($     0.47)       $      2.11
        Discontinued operation                             $     0.00       ($      0.06)
                                                           ----------        -----------
         Applicable to common stock                       ($     0.47)       $      2.05
                                                           ==========        ===========

(1)      See Note 3 of Notes to Consolidated Financial Statements.

(2) APB 15 paragraph 30 indicates computation of primary earnings per share should not give effect to common stock equivalents if their inclusion has the effect of decreasing the loss per share amount otherwise computed or is anti-dilutive.


                                                                      EXHIBIT 11

                                BIRD CORPORATION

                  COMPUTATION OF EARNINGS PER COMMON SHARE (1)
               (In thousands, except share and per share amounts)


                                                                 THREE MONTHS ENDED
                                                                      MARCH 31,
                                                            1996                 1995
                                                          ------------       -----------


Fully diluted earnings per share (2)
- ------------------------------------
     Earnings (loss) from continuing operations           ($    1,560)       $     9,036
     Deduct dividend requirements of
         preferred stock                                           (7)                (7)
                                                           ----------        -----------
     Net earnings (loss) from continuing operations            (1,567)             9,029

     Net loss from discontinued operations                          0               (750)
                                                           ----------        -----------
     Net earnings (loss) applicable to
         common stock                                     ($    1,567)       $     8,279
                                                           ----------        -----------


     Weighted average number of common
         shares outstanding (1)                             4,122,742          4,101,951
     Assuming exercise of options reduced by
         the number of shares which could have
         been purchased with the proceeds from
         exercise of such options (3)                               0              6,592
     Assuming conversion of convertible
         preference stock                                     731,955            731,955
                                                           ----------        -----------

     Weighted average number of common
         shares outstanding as adjusted                     4,854,697          4,840,498
                                                           ----------        -----------

     Fully diluted earnings (loss) per common share
         applicable to common stock:
         Continuing operations                            ($    (0.32)       $      1.87
         Discontinued operation                            $     0.00       ($      0.05)
                                                           ==========        ===========
                                                          ($     0.32)       $      1.82
                                                           ==========        ===========

(1)      See Note 3 of Notes to Consolidated Financial Statements.

(2) These calculations are submitted in accordance with Securities Exchange Act of 1934, Release No. 9083, although in certain instances, it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.

(3) APB 15 paragraph 30 indicates computation of primary earnings per share should not give effect to common stock equivalents if their inclusion has the effect of decreasing the loss per share amount otherwise computed or is anti-dilutive.